Exhibit 1.1
UNDERWRITING AGREEMENT
October 16, 1997

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
JEFFERIES & COMPANY, INC.
as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

Imperial Credit Commercial Mortgage Investment Corp. (the "Company") confirms its agreements with Friedman, Billings, Ramsey & Co., Inc., Jefferies & Company, Inc., and each of the other Underwriters listed in
Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. and Jefferies & Company, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.0001 per share, of the Company ("Common
Stock"), totaling 30,000,000, set forth in Schedule I hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 4,500,000 additional shares of Common Stock to cover over-allotments, if any. The 30,000,000 shares of Common Stock (the "Initial Shares") to be purchased by the Underwriters and all or any part of the 4,500,000 shares of Common Stock subject to the option described in Section 1(b) hereof that the Underwriters elect to purchase (the "Option Shares") are hereinafter called, collectively, the "Shares." The Company acknowledges that at its request, the Underwriters have reserved (i) 2,970,000 of the Initial Shares for sale to Imperial Credit Industries, Inc. ("Imperial Credit"), at the initial public offering price of the Shares net of any underwriting discounts or commissions, (ii) up to 500,000 of the Initial Shares for sale to certain directors, officers and employees of the Company, Imperial Credit Commercial Asset Management Corporation (the "Manager") and
Imperial Credit to be identified by the Company at the initial public offering price of the Shares net of any underwriting discounts or commissions, and (iii) up to 250,000 of the Initial Shares for sale to certain other persons to be identified by the Company at the initial public offering price of the Shares.

The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-11 (No. 333-32683) and a related preliminary prospectus for the registration of the Shares under
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the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or
(4) of Rule 424(b) of the Securities Act Regulations.
The Company understands that the Underwriters propose to make a public offering of the Shares at the initial public offering price set forth in the Prospectus as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company and the Underwriters agree as follows:
1. Sale and Purchase:
(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share of $15.00, that proportion of the number of Initial Shares set forth opposite such Underwriter's name in Schedule I, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.
(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company that number of Option Shares up to the maximum number of Option Shares of Common Stock at the purchase price
                              2
per share set forth in paragraph (a) above plus any additional number of Option Shares which such Underwriter may become obligated to purchase
pursuant to the provisions of Section    8 hereof.  The option hereby
granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

2. Payment and Delivery:
(a) Initial Shares. Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer or certified or official bank check payable in federal (same-day) funds at the office of Hunton & Williams, 200 Park Avenue, New York, New York 10166 (unless another place shall be agreed upon by the Representatives and the Company) against delivery of the certificates for the Initial Shares to the Representatives for the respective accounts of the Underwriters. Unless postponed pursuant to the proviso to this sentence or Section 8 or 10, such payment and delivery shall be made at 10:00 a.m., New York City time, on the third (fourth, if this Agreement is executed and delivered after 4:30 p.m. (New York City time) on the date hereof) business day after the date hereof; provided, however, that if the Company has not made available to the Representatives copies of the Prospectus by not later than 10:00 a.m. (New York City time) on the second business day following execution and delivery of this Agreement, the Representatives may, in their sole discretion, postpone such payment and delivery until no later than two (2) full business days following delivery of copies of the Prospectus to the Representatives. The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Unless the Representatives elect to take delivery of the Initial Shares by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives, certificates for the Initial Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify at least one full business day prior to the Closing Time., and shall be made available to the Representatives for the purpose of expediting the checking thereof at or before 3:00 P.M. , New York City time, on the
                              3
business day preceding the Closing Time.
(b) Option Shares. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer or certified or official bank check payable in federal (same-day) funds at the office of Hunton & Williams, 200 Park Avenue, New York, New York 10166 (unless another place shall be agreed upon by the Representatives and the Company) against delivery of the certificates for the Option Shares to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Date of Delivery. Unless the Representatives elect to take delivery of the Option Shares by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives, certificates for the Option Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify at least one full business day prior to the applicable Date of delivery, and shall be made available to the Representatives for the purpose of expediting the checking thereof at or before 3:00 P.M. , New York City time, on the business day preceding such Date of Delivery.

3. Representations and Warranties of the Company:
The Company represents and warrants to the Underwriters that:
(a) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission; any request on the part of the Commission for additional information has been complied with; and the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus;
(b) the Registration Statement complies and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and at Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus;
(c) each Preliminary Prospectus in paper format was and the Prospectus in
                              4
paper format delivered to the Underwriters for use in connection with this offering will be identical to the electronic submission thereof transmitted to the Commission pursuant to Regulation S-T of the Securities Act Regulations, except to the extent permitted by such Regulation S-T;






(d) the Company is a corporation duly organized and validly existing under the laws of the State of Maryland, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and to execute and deliver this Agreement and the Management Agreement (the "Management Agreement"), to
be entered into at or prior to the Closing Time between the Company and the Manager, in substantially the form filed as an exhibit to the Registration Statement; Imperial Credit Mortgage Securitization Corp. (the
"Subsidiary") has been duly organized and is validly existing under the laws of the State of California with full corporate power and authority to own its properties and conduct its business as described in the
Registration Statement and the Prospectus, and the Company has no subsidiaries other than the Subsidiary;
(e) the authorized and outstanding capital stock of the Company was at the date indicated as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus, the Initial Shares and the Option Shares, if any, have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest and will be the only outstanding shares of Common Stock; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Initial Shares or Option Shares or the issuance and sale thereof; all issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and all such shares issued an outstanding at any time were and are owned exclusively by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; except as disclosed in the Registration Statement and the financial statements of the Company and the related notes thereto included in the Registration Statement, neither the Company nor the Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations;
(f) the Company and the Subsidiary are duly qualified or licensed by and in good standing in each jurisdiction in which they conduct their respective businesses or own or lease property and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business or condition (financial and other) of the Company and the Subsidiary, taken as a whole; and each of the
                              5
Company and the Subsidiary is in compliance in all material respects with the laws, rules and regulations enacted or promulgated by such jurisdictions, except where the failure to comply would not have a material adverse effect on the operations, business or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole;
(g) neither the Company nor the Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its articles of incorporation, by-laws or other constituent documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound, except for such breaches or defaults as would not have a material adverse effect on the operations, business or condition (financial and other) of the Company and the Subsidiary, taken as a whole; and the execution, delivery and performance of this Agreement and the Management Agreement and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation, by-laws or other constituent documents of the Company or the Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties may be bound or affected, or under any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiary, except, in the case of clauses (i) and (ii), for such breaches or defaults which would not have a material adverse effect on the operations, business or condition (financial and other), of the Company and the Subsidiary, taken as a whole;
(h) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the enforceability of the indemnification provisions of Section 9 hereof may be limited by federal or state securities laws or public policy considerations in other federal or state laws; the Management Agreement has been duly authorized by the Company and at the Closing Time will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, whether considered at law or in equity;
(i) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Shares as contemplated hereby other than (i) such as have been obtained, or will be obtained at the Closing Time or the relevant Date of Delivery, as the
                              6
case may be, under the Securities Act, (ii) such approvals as have been obtained in connection with the approval of the inclusion of the Shares on the Nasdaq National Market, and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;
(j) KPMG Peat Marwick LLP, whose report on the balance sheet of the Company is included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Securities Act Regulations;
(k) the Company and the Subsidiary have all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its respective business, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, alone or in the aggregate, have a material adverse effect on the operations, business or condition (financial and other) of the Company and the Subsidiary, taken as a whole; neither the Company nor the Subsidiary is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiary, the effect of which could be material and adverse to the operations, business or condition (financial and other) of the Company and the Subsidiary, taken as a whole;
(l) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;
(m) there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company or the Subsidiary or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the operations, business or condition (financial and other) of the Company and the Subsidiary, taken as a whole;
(n) the balance sheet of the Company, including the notes thereto, included in the Registration Statement and the Prospectus presents fairly the financial position of the Company as of the date thereof and has been prepared in conformity with generally accepted accounting principles applied on a consistent basis;
(o) subsequent to the effective date of the Registration Statement and the date of the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material and unfavorable change, financial or otherwise, in the operations, business or condition (financial and other) of the Company and the Subsidiary, taken as a whole, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and the Subsidiary, taken as a whole, contemplated or entered into by the Company or the Subsidiary or
(iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or the Subsidiary, other than in the ordinary
                              7
course of business, which is material to the Company and the Subsidiary, taken as a whole;
(p) the Company is not, and upon the sale of the Shares as herein contemplated will not be, an "investment company" or an entity
"controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company
Act"); the transactions contemplated by the Registration Statement and the conduct of the Company of its business as set forth in the Registration Statement will not cause the Company to become an "investment company" subject to registration under the Investment Company Act;
(q) there are no persons with registration or other similar rights to have any securities of the Company registered under the Securities Act; and
(r) the Company is organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the organization and contemplated method of operation of the Company as set forth in the Registration Statement and the Prospectus are such as to enable the Company to meet the requirements for taxation as a REIT under the Code.

4. Certain Covenants of the Company:
The Company hereby agrees with each Underwriter:
(a) to prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus with the Commission pursuant to Rule 424(b) of the Securities Act Regulations not later than 10:00 a.m. (New York City time), on the second business day following the execution and delivery of this Agreement and to furnish promptly to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations;
(b) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Company learns that the Registration Statement has become effective and when the Company learns that any post-effective amendment thereto becomes effective under the Securities Act Regulations;
(c) to advise the Representatives promptly, confirming such advice in writing, of (i) any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;
                              8
(d) for a period of five years from the date of this Agreement, to furnish to the Representatives, and to any Underwriter on written request, (i) copies of all annual, quarterly, current and other reports or notices, definitive proxy materials and other documents furnished to holders the Common Stock or filed by the Company with the Commission, (ii) every material press release that was generally released to shareholders, and
(iii) such other information of a public nature (and generally available to holders of the Common Stock) regarding the Company as the Representatives or such Underwriter may reasonably request in writing;
(e) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, at the Company's expense, to prepare and furnish to the Underwriter promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change and to furnish to the Representatives a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;
(f) to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission and of each amendment thereto (including all exhibits) and such number of conformed copies of the foregoing as the Representatives may reasonably request;
(g) to use the net proceeds from the sale of the Shares in the manner described under the caption "Use of Proceeds" in the Prospectus;
(h) to pay all expenses, out-of-pocket fees incurred and taxes (other than any transfer taxes and the fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and clause (iii) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the word processing and/or printing of this Agreement, the agreement among underwriters, any dealer agreements and any blue sky surveys, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) any filing for review of the underwriting terms of the offering of the Shares by the NASD, (v) the fees and expenses of any transfer agent or registrar for the Shares, (vi) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq National Market and (vii) the performance of the Company's other obligations hereunder;
(i) to make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the
                              9
provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning not later than the first day of the first fiscal quarter of the Company beginning after the "effective date" (as defined in such Rule 158) of the Registration Statement;
(j) to use its best efforts to effect and maintain inclusion of the Shares in the Nasdaq National Market and to file with The Nasdaq Stock Market Inc. all documents and notices required of companies having securities included in the Nasdaq National Market;
(k) except as described in the Prospectus, to refrain during a period of 120 days from the date of the Prospectus, without the prior written consent of the Representatives, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing , and (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or securities convertible into or exchangeable for Common Stock, in cash or otherwise; and
(l) except as otherwise expressly permitted by its charter and bylaws, to conduct its operations in a manner that will enable it to qualify as a REIT under the Code and will not subject it to registration as an "investment company" under the Investment Company Act.
5. Reimbursement of the Underwriters' Expenses:
If any Shares are not delivered at the Closing Time or any Date of Delivery, as the case may be, for any reason other than default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses relating to the transactions contemplated hereby, including the fees and disbursements of their counsel.
6. Conditions of the Underwriters' Obligations:
The obligations of the Underwriters hereunder are subject (i) to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof, the Closing Time and each Date of Delivery; subject to any exceptions that, in the reasonable judgment of the Representatives, are not material, (ii) to the accuracy of the statements of the Company's officers made in any certificate pursuant to the provisions hereof, as of the date of such certificate, subject to any exceptions that, in the reasonable judgment of the Representatives, are not material, (iii) to the performance by the Company of all of its covenants and other obligations hereunder, and (iv) to the following further conditions:
(a) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Representatives shall have objected in writing.
(b) At the Closing Time, the Shares shall have been approved for inclusion on the Nasdaq National Market System.
                             10
(c) At the Closing Time, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
(d) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission nor any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred; and the Registration Statement and all amendments thereto, or modifications thereof, if any, and the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.
(e) At the Closing Time, the Company and the Manager shall have executed and delivered the Management Agreement, and the Company, Imperial Credit Industries, Inc. ("Imperial") and Southern Pacific Bank ("SPB") shall have executed and delivered an agreement or agreements (the "Acquisition Agreements") for the acquisition by the Company from SPTL and Imperial Credit of the Initial Investments, as defined in the Prospectus, each (including the Management Agreement) in substantially the form filed as an exhibit to the Registration Statement, and all conditions to closing contained in the Acquisition Agreements shall have been satisfied (or, with the approval of the Representatives, which shall not be unreasonably withheld, waived).
(f) At the Closing Time, the Representatives shall have received:
(i) the opinion, dated as of the Closing Time, of Sonnenschein Nath & Rosenthal, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:
(A) the Company is a corporation duly organized and validly existing under the laws of the State of Maryland, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and to execute and deliver this Agreement and the Management Agreement; the Subsidiary has been duly organized and is validly existing under the laws of the State of California with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company has no subsidiaries other than the Subsidiary; and all of the capital stock of the Subsidiary issued and outstanding at any time was and is owned exclusively by the Company;
(B) the Manager is a corporation duly organized and validly existing under the laws of the State of California, with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus, and to execute and deliver the Management Agreement; the Manager has no subsidiaries; and all of the issued and outstanding capital stock of the Manager is owned by Imperial Credit;
(C) the Company and the Subsidiary are duly qualified or licensed by and in good standing in each jurisdiction in which they conduct their respective
                             11
businesses or own or lease property and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business or condition (financial and other) of the Company and the Subsidiary, taken as a whole; and, to the best of such counsel's knowledge and information, each of the Company and the Subsidiary is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to so comply would not have a material adverse effect on the operations, business and condition (financial and other) of the Company and the Subsidiary, taken as a whole;
(D) the Company has authorized and outstanding capital stock as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to transactions referred to in the Prospectus including, without limitation, granting of stock options);
(E) the Shares have been duly and validly authorized by all necessary corporate action and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, or other claim, and will be the only shares of Common Stock outstanding;
(F) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or under any agreement known to such counsel to which the Company or the Subsidiary is a party or, to such counsel's knowledge, otherwise;
(G) this Agreement has been duly authorized, executed and delivered by the Company;
(H) the Management Agreement has been duly authorized, executed and delivered by the Company and the Manager and constitutes the valid and binding agreement of each of the Company and the Manager enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, considered at law or in equity (such opinion may contain appropriate and customary exceptions for the enforceability of any non-competition agreements contained therein);
(I) the Registration Statement is effective under the Securities Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission;
(J) the Registration Statement and the Prospectus, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations; it being understood, however, that no opinion need be rendered with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus or state securities or blue sky laws;
(K) to the best of such counsel's knowledge, no authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of
                             12
the transactions contemplated by this Agreement; it being understood, however, that no opinion need be rendered with respect to state securities or blue sky laws;
(L) to the best of such counsel's knowledge, the execution and delivery of this Agreement and the Management Agreement by the Company and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Subsidiary is a party or by which either of them may be bound or to which any of the property or assets of the Company or the Subsidiary is subject, nor will such action result in violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or court decree known to such counsel; provided that such opinion may include appropriate and customary exceptions for the enforceability of any non-competition agreements contained therein;
(M) the statements under the captions "Legal and Tax Risks," "Description of Capital Stock," "Certain Provisions of ICCMIC's Charter and Bylaws," "Federal Income Tax Considerations" and "ERISA Considerations" in the Prospectus, insofar as such statements describe legal documents or statutes, rules or regulations, constitute fair summaries thereof;
(N) to the best of such counsel's knowledge, except as set forth in the Registration Statement, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company;
(O) on the basis of such assumptions as to investment of such minimum percentages of their respective assets in such types of investments as such counsel shall specify, and other assumptions as such counsel shall specify, the Company and the Subsidiary are not now and after the sale of the Shares to be sold hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," neither of them will be, an "investment company", or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended; and
(P) the form of certificate evidencing the Common Stock filed as an exhibit to the Registration Statement complies with all applicable statutory law and all requirements of the Nasdaq National Market.
In rendering their opinion, Sonnenschein Nath & Rosenthal may rely as to matters of Maryland law upon the opinion of Piper & Marbury L.L.P. or other counsel reasonably satisfactory to the Underwriters. The Representatives will accept an opinion of Piper & Marbury L.L.P. , dated as of the Closing Time and in form and substance reasonably acceptable to counsel for the Underwriters, addressing the matters of Maryland law implicated in the description of the opinion of Sonnenschein Nath & Rosenthal in subsection
(f)(i) of this Section, in which case the opinion of Sonnenschein Nath & Rosenthal is permitted to state that such counsel express no opinion as to the laws of any jurisdiction other than the United States of America and the State of California.
                             13
(ii) a letter, dated as of the Closing Time, of Sonnenschein Nath & Rosenthal, addressed to the Representatives stating that such Representatives are entitled to rely on the opinion filed with the Registration Statement as Exhibit 8.1;
(iii) the favorable opinion, dated as of the Closing Time, of Cadwalader, Wickersham & Taft, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that nothing has come to their attention that would lead them to believe that statements in the Prospectus under the captions "Initial Investments" and "Yield Considerations
Relating to the Initial MBS Interests" (excluding, in each case, the financial statements, schedules and other financial and statistical data included therein, as to which such counsel need express no belief), at the time the Registration Statement became effective or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(iv) the opinion, dated as of the Closing Time, of Hunton & Williams,






counsel for the Underwriters, to the effect that:
(A) the Company is a corporation duly organized and validly existing under the laws of the State of Maryland, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and to execute and deliver this Agreement;
(B) the Shares have been duly and validly authorized by all necessary corporate action and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, or other claim;
(C) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or under any agreement known to such counsel to which the Company or the Subsidiary is a party or, to such counsel's knowledge, otherwise;
(D) this Agreement has been duly authorized, executed and delivered by the Company;
(E) the Registration Statement is effective under the Securities Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission;
(F) the Registration Statement and the Prospectus, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations; it being understood, however, that no opinion need be rendered with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus; and
(G) the Shares conform in all material respects to the statements relating thereto contained in the Prospectus.
In rendering their opinion, Hunton & Williams may rely as to matters of Maryland law upon the opinion of Piper & Marbury L.L.P.
                             14
In rendering their opinions required by subsections (f)(i) and (f)(iv), respectively, of this Section, Sonnenschein Nath & Rosenthal and Hunton & Williams shall each additionally contain statements to the effect that nothing has come to their attention that would lead them to believe that the Registration Statement (excluding the financial statements, schedules and other financial and statistical data included therein, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (excluding the financial statements, schedules and other financial and statistical data included therein, as to which such counsel need express no belief), at the such time or at Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Sonnenschein Nath & Rosenthal and Hunton & Williams need express no belief as to the statements in the Prospectus under the captions "Initial Investments" and "Yield Considerations Relating to the Initial MBS Interests."
(g) At the Closing Time, the Representatives shall have received a certificate of the President and Chief Executive Officer and the Secretary of the Company, dated as of the Closing Time, to the effect that the representations and warranties in Section 3 are true and correct with the same force and effect as though made at the date of such certificate, subject to any exceptions that, in the reasonable judgment of the Representatives, are not material.






(h) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the operations, business or condition, financial and other, of the Company and the Subsidiary, taken as a whole; and no transaction which is material and unfavorable to the
Company shall have been entered into by the Company or the Subsidiary, the effect of which, in the reasonable opinion of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Shares being delivered at the Closing Time or Date of Delivery.
(i) At the time of execution and delivery of this Agreement, the Representatives shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations; (ii) it is their opinion that the balance sheet of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein complies in form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing came to their attention that caused them to believe that, at a specified date not more than five days prior to the date of this Agreement, there has been any change in the assets, liabilities or stockholders' equity of the Company, as compared with the amounts shown in the balance sheet included in the Registration Statement and the
                             15
Prospectus; and (iv) in addition to the audit referred to in their opinion and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information included in the Registration Statement and the Prospectus and specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.
(j) At the Closing Time, the Representatives shall have received from KPMG Peat Marwick LLP a letter dated as of the Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to the Closing Time.
(k) At the time of execution and delivery of this Agreement, the Company shall have received from each executive officer of the Company listed under the caption "The Company" in the Prospectus and each director of the Company a written agreement (a "Lock-up Agreement") to the effect that such person will not, for a period of 120 days from the date that the Registration Statement is declared effective by the Commission, offer to sell, contract to sell, or otherwise sell, dispose of, loan, or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or any affiliate or with respect to which such person has or hereafter acquires the power of Disposition, otherwise than
(i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) with respect to up to 85% of such Securities in connection with pledges to secure obligations for borrowed money, or (iii) with the prior written consent of Friedman, Billings, Ramsey & Co., Inc.; and copies of such Lock-up Agreements shall have been provided to the Representatives.
(l) In the event the Underwriters exercise their option to purchase all or any portion of the Option Shares, the representations and warranties of the






Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Representatives shall have received:
(i) a certificate, dated such Date of Delivery, of the President and Chief Executive Officer and the Secretary of the Company, in their capacities as such, confirming that the certificate delivered at Closing Time pursuant to subsection (g) of this Section remains true and correct as of such Date of Delivery; subject to any exceptions that, in the reasonable judgment of the Representatives, are not material ;
(ii) the opinions of Sonnenschein Nath & Rosenthal (and, if the Company or its counsel shall so elect, the opinion of Piper & Marbury L.L.P.) and Cadwalader, Wickersham & Taft, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise substantially to the same effect as the opinions required or permitted by subsections (f)(i), (f)(ii) and (f)(iii) of this Section;
                             16
(iii) the opinion of Hunton & Williams, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by subsection (f)(iv) of this Section; and
(iv) a letter from KPMG Peat Marwick LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to subsection (i) of this Section, except that the "specified date" in the letter furnished pursuant to this subsection
(l)(iv) shall be a date not more than five days prior to such Date of Delivery.
(m) The Company shall have furnished counsel for the Underwriters with such documents and (as they relate to California and Maryland law) opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained as of the Closing Time or any Date of Delivery.
(n) The Company shall have furnished to the Representatives such other documents, certificates and opinions as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus or any amendment or supplement thereto as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.
(o) The Company shall have performed such of its respective obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time or the relevant Date of Delivery.

7. Termination:
  (a) If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company is unable to comply with any of the terms of the Agreement, then the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided under Section 9 hereunder) or to one another hereunder; provided that if the Underwriters terminate this Agreement because a condition specified in Section 6 shall not have been fulfilled when and as required to be fulfilled, then the Company also shall be liable to the extent provided in Section 5.
  (b) The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, if trading in securities on the New York Stock Exchange shall have been suspended or minimum prices or other material limitation in trading in securities generally shall have been established on the New York Stock Exchange or Nasdaq, or if a banking moratorium shall have been declared either by the United States or New York state or California state authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in
                             17
the judgment of the Representatives, make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.
(c) If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by letter, facsimile, telefax or telegram.

8. Increase in Underwriters' Commitments:
If any Underwriter shall default at Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date and if the total number of Shares which such Underwriter shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters. Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).
If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.
The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

9. Indemnity by the Company and the Underwriters:
(a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company),






                             18
or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Registration Statement or necessary to make the statements made in the Registration Statement not misleading or arises out of or is based on an omission or alleged omission to state a material fact required to be stated in the Prospectus or necessary to make the statements therein, in light of circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or such Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or Prospectus or necessary to make such information not misleading, provided, however, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability or claim which is the subject thereof if any subsequent Preliminary Prospectus or the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of such subsequent Preliminary Prospectus or the Prospectus, as the case may be, to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from non-compliance by the Company with Section 4(a).
If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for
                             19
any settlement of any such claim or action effected without the written consent of the indemnifying party.
(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information not misleading.
If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter.
(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or
                             20
claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the






Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement (other
                             21
than termination hereof pursuant to Section 7 before the sale and delivery of the Initial Shares) or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

10. Default by the Company.
If the Company shall fail at the Closing Time or on any Date of Delivery to sell and deliver the number of Shares that Company is obligated to sell hereunder on such date, then the Underwriters may, at the option of the Representatives by notice from the Representatives to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 4(h), 5 and 9 shall remain in full force and effect. No action taken pursuant to this Section 10 shall relieve the Company from liability, if any, in respect of such default.
In the event of a default by the Company as referred to in this Section 10, the Representatives shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.







11. Notices:
Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Compliance Department; and if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 11601 Wilshire Boulevard, Suite 2080, Los Angeles, California 90025, Attention: President and Chief Executive Officer and Secretary.

12. GOVERNING LAW:
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

13. Headings:
The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Parties in Interest:
The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right
                             22
under or by virtue of this Agreement.

15. Counterparts:
This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriters.
Very truly yours,

IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.

/s/ Mark S. Karlan
By:   Mark S. Karlan
President and Chief Executive Officer

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
JEFFERIES & COMPANY, INC.
For themselves and as Representatives of the other
Underwriters named in Schedule I hereto.

By:   Friedman, Billings, Ramsey & Co. Inc.

/s/ James Kleeblatt
James Kleeblatt
Managing Director







                             23
Schedule I

Underwriter                             No. of  Shares
-----------                             --------------
Friedman, Billings, Ramsey & Co., Inc.      12,150,000
Jefferies & Company, Inc.                   12,150,000
Bear, Stearns & Co., Inc.                      300,000
Cowen & Company                                300,000
Credit Suisse First Boston Corporation         300,000
Goldman, Sachs & Co.                           300,000
Lehman Brothers Inc.                           300,000
J.P. Morgan Securities Ltd.                    300,000
NationsBanc Montgomery Securities              300,000
PaineWebber Incorporated                       300,000
Prudential Securities Incorporated             300,000
Smith Barney Inc.                              300,000
Advest, Inc.                                   150,000
William Blair & Company, L.L.C.                150,000
Brean Murray & Co., Inc.                       150,000
Crowell, Weedon & Co.                          150,000
Dabney/Resnick/Imperial LLC                    150,000
Dominick & Dominick, Incorporated              150,000
Equitable Securities Corporation               150,000
EVEREN Securities, Inc.                        150,000
Fahnestock & Co., Inc.                         150,000
Gerard Klauer Mattison & Co., Inc.             150,000
Legg Mason Wood Walker, Incorporated           150,000
McDonald & Company Securities, Inc.            150,000
The Ohio Company                               150,000
Piper Jaffray Inc.                             150,000
The Seidler Companies Incorporated             150,000
Stifle, Nicolaus & Company Incorporated        150,000
Sutro & Co. Incorporated                       150,000
Tucker Anthony Incorporated                    150,000
                                            ----------
    Total                                   30,000,000